Exhibit 32

THE LUBRIZOL CORPORATION

Certification of Chief Executive Officer and Chief Financial Officer of

The Lubrizol Corporation Pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending September 30, 2004:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ James L. Hambrick
James L. Hambrick Chief Executive Officer and President November 5, 2004

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending September 30, 2004:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ Charles P. Cooley
Charles P. Cooley Chief Financial Officer November 5, 2004